Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10, General Form for Registration of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, of our report dated August 11, 2017 with respect to the financial statements of Water Now, Inc. as of and for the period from February 10, 2016 (inception) to December 31, 2016, which appear in such General Form for Registration of Securities for the registration of Water Now, Inc. common stock.

/s/ Montgomery Coscia Greilich LLP

MONTGOMERY COSCIA GREILICH LLP Certified Public Accountants

Plano, Texas

September 25, 2017